Exhibit 99.1

Lifeward Ltd. Reports First Quarter 2025 Financial Results

U.S. pipeline of ReWalk opportunities continues to build with over 120 qualified leads in process

Closure of AlterG sites and resulting consolidation of resources and reduced expenditures yields improved operating expense trend

Second consecutive quarter of AlterG revenue growth over 15%
reflecting continued sales momentum

MARLBOROUGH, MA, and YOKNEAM ILLIT, Israel, May 15, 2025 – Lifeward Ltd., (Nasdaq: LFWD) (“Lifeward” or the “Company”), a global leader in innovative medical technology to transform the lives of people with physical limitations or disabilities, today announced its financial results for the three months ended March 31, 2025.

Recent Highlights and Accomplishments for Lifeward

•	Launched the ReWalk 7, the newest generation of personal exoskeleton, in the U.S. market following FDA clearance in March.

•
Achieved first approval of a claim by a major U.S. commercial health insurance company for payment of a ReWalk 7 Personal Exoskeleton, marking a significant inflection point as Lifeward works to expand coverage beyond Medicare to the commercial health insurance segment.

•
Established a new partnership with CorLife, a division of NuMotion, a healthcare services provider and benefits coordinator, for CorLife to exclusively distribute the ReWalk Personal Exoskeleton to individuals with workers’ compensation claims, which the Company expects will achieve greater growth and penetration into the workers’ compensation market for exoskeletons.

•
Expanded the partnership with MYOLYN to broaden Lifeward’s distribution rights of the MyoCycle FES Cycling Therapy System to include referral sales for home use applications, the largest market segment for functional electrical stimulation (“FES”) cycles.

•
Signed an agreement with BARMER, Germany’s second largest statutory health insurance company, to streamline access to ReWalk Personal Exoskeletons for eligible beneficiaries, adding 8.5 million covered lives in Germany.

“During the first quarter of 2025, we experienced improvement in the throughput of Medicare claims submissions as a greater number of qualified leads moved towards the final stages of claims preparation,” said Larry Jasinski, Chief Executive Officer. “We also gained greater clarity on the documentation requirements for Medicare claims from the Medicare Administrative Contractors who process them, which we expect to result in shorter cycle time for approval and payment of future claims.”

First Quarter 2025 Financial Results

Revenue was $5.0 million in the first quarter of 2025, compared to $5.3 million during the first quarter of 2024, a decline of $0.3 million. Revenue related to the sale of ReWalk Exoskeletons, MyoCycles, and ReStore Exo-Suits was $1.7 million, down $0.8 million, compared to the prior year. This variance is due in part to a number of Medicare shipments from 2023 that were recognized as revenue of $0.5 million in the first quarter of 2024 when the coverage and payment rate for personal exoskeletons were established by the Centers for Medicare & Medicaid Services (“CMS”).  Revenue from the sale of AlterG products and services was $3.3 million, an increase of $0.5 million, or 17%, from the first quarter of 2024.  The growth in AlterG resulted primarily from greater demand from international customers.

Gross margin was 42.2% during the first quarter of 2025, compared to 26.4% in the first quarter of 2024. On a non-GAAP basis, which excludes the items listed in the attached non-GAAP reconciliation table, adjusted gross margin was 42.2% in the first quarter of 2025, compared to 33.7% in the first quarter of 2024.  This increase was primarily attributable to a more favorable mix of ReWalk payors and operating leverage from the higher volume of AlterG systems sold, partially offset by transitional costs for the move of AlterG production to a contract manufacturer.

Operating expenses in the first quarter of 2025 were $7.0 million, compared to $7.9 million in the first quarter of 2024.  On a non-GAAP basis, which excludes the items listed in the attached non-GAAP reconciliation table, adjusted operating expenses were $6.8 million in the first quarter of 2025, compared to $7.3 million in the first quarter of 2024.  This decline in expenses is primarily due to savings from the closure of the Company’s Fremont location and the resulting rationalization of resources and expenditures, and lower development costs due to the completion of the ReWalk 7 and the AlterG NEO programs.

Operating loss in the first quarter of 2025 was $4.9 million, compared to $6.5 million in the first quarter of 2024. On a non-GAAP basis, which excludes the items in the non-GAAP reconciliation table below, adjusted operating loss was $4.6 million in the first quarter of 2025, compared to a loss of $5.5 million in the first quarter of 2024.

Net loss was $4.8 million, or $0.46 per share, for the first quarter of 2025, compared to a net loss of $6.3 million, or $0.73 per share, in the first quarter of 2024. On a non-GAAP basis, which excludes the items in the attached non-GAAP reconciliation table, adjusted net loss was $4.6 million, or $0.44 per share, in the first quarter of 2025, compared to $5.3 million, or $0.62 per share, during the first quarter of 2024.

Liquidity

As of March 31, 2025, Lifeward had $5.7 million in unrestricted cash and cash equivalents on its balance sheet with no debt. Historically, the first quarter has the highest cash consumption due to seasonal factors, and the Company expects the quarterly cash burn to decline sequentially throughout the rest of the year.  Following the end of the first quarter, the Company raised $0.5 million through its ATM facility.

2025 Financial Guidance

For 2025, Lifeward continues to expect full year revenue in the range of $28 million to $30 million.

Conference Call

Lifeward management will host its conference call as follows:

Date		May 15, 2025
Time		8:30 AM EST
Telephone	U.S:	1-833-316-0561
	International:	1-412-317-0690
	Israel:	1-80-9212373
	Germany:	0800-6647650

Access code		Please reference the “Lifeward Earnings Call”

Webcast (live, listen-only and archive)		https://edge.media-server.com/mmc/p/5e35v6wk

The archived webcast will be available via the following https://edge.media-server.com/mmc/p/5e35v6wk or through the “Investors” section on our website at GoLifeward.com.

About Lifeward

Lifeward designs, develops, and commercializes life-changing solutions that span the continuum of care in physical rehabilitation and recovery, delivering proven functional and health benefits in clinical settings as well as in the home and community. Our mission at Lifeward is to relentlessly drive innovation to change the lives of individuals with physical limitations or disabilities. We are committed to delivering groundbreaking solutions that empower individuals to do what they love. The Lifeward portfolio features innovative products including the ReWalk Exoskeleton, the AlterG Anti-Gravity system, the ReStore Exo-Suit, and the MyoCycle FES System.

Founded in 2001, Lifeward has operations in the United States, Israel, and Germany. For more information on the Lifeward mission and product portfolio, please visit GoLifeward.com.

Lifeward®, ReWalk®, ReStore®, and Alter G® are registered trademarks of Lifeward Ltd. and/or its affiliates.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding the Company's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the acceptance of the ReWalk 7 Personal Exoskeleton by healthcare professionals and patients; uncertainties associated with future clinical trials and the clinical development process, the product development process and FDA regulatory submission review and approval process; the Company's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; the Company's ability to maintain and grow its reputation and the market acceptance of its products; the Company's ability to achieve reimbursement from third-party payors, including CMS, for its products; the Company's limited operating history and its ability to leverage its sales, marketing and training infrastructure; the Company's expectations as to its clinical research program and clinical results; the Company's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; the Company’s ability to continue to operate as a going concern; the Company's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; the Company’s ability to navigate any difficulties associated with moving production of its AlterG Anti-Gravity Systems to a contract manufacturer; the Company's ability to improve its products and develop new products; the Company's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on the Company's ability to market and sell its products; the Company's ability to gain and maintain regulatory approvals; the Company's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; the Company's ability to use effectively the proceeds of its offerings of securities; and other factors discussed under the heading "Risk Factors" in the Company’s annual report on Form 10-K, as amended, for the year ended December 31, 2024 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for the Company to predict all of them. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, the Company believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense and acquisition costs allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Lifeward’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue for the foreseeable future, to be a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Lifeward urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Lifeward does not provide GAAP reconciliation of its non-GAAP financial guidance because the Company is unable to predict with reasonable certainty and without unreasonable effort items that would be included in such a reconciliation, including, but not limited to, stock-based compensation expense, acquisition-related expense, and earnout expense. The timing and amounts of these items are uncertain and could be material to Lifeward’s results computed in accordance with GAAP.

Lifeward Media Relations:
Kathleen O’Donnell
Vice President, Marketing & New Business Development
Lifeward Ltd.
E: media@golifeward.com

Lifeward Investor Contact:
Mike Lawless
Chief Financial Officer
Lifeward Ltd.
E: ir@golifeward.com

Lifeward Ltd. And subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2025	2024

Revenue	$5,034	$5,283
Cost of revenues	2,912	3,888
Gross profit	2,122	1,395
Operating expenses:
Research and development, net	918	1,291
Sales and marketing	3,837	5,014
General and administrative	2,220	1,592
Total operating expenses	6,975	7,897
Operating loss	(4,853)	(6,502)
Financial income, net	30	232
Loss before income taxes	(4,823)	(6,270)
Taxes on income	11	6
Net loss	$(4,834)	$(6,276)
Basic net loss per ordinary share	$(0.46)	$(0.73)
Weighted average number of shares used in computing net loss per ordinary share basic and diluted	10,486,151	8,590,088

Lifeward Ltd. And subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)	(Audited)
	March 31,	December 31,
	2025	2024

Assets
Current assets
Cash and cash equivalents	$5,728	$6,746
Restricted Cash	194	197
Trade receivables, net of credit losses of $216 and $160, respectively	5,165	6,004
Prepaid expenses and other current assets	1,929	1,624
Inventories	6,802	6,723
Total current assets	19,818	21,294

Restricted cash and other long term assets	219	240
Operating lease right-of-use assets	457	548
Property and equipment, net	777	867
Goodwill	7,538	7,538
Total assets	$28,809	$30,487

Liabilities and equity
Current liabilities
Trade payables	4,466	5,022
Current maturities of operating leases	571	858
Other current liabilities	3,426	3,737
Earnout liability	608	608
Total current liabilities	9,071	10,225

Non-current operating leases	48	22
Other long-term liabilities	1,234	1,391
Shareholders’ equity	18,456	18,849
Total liabilities and equity	$28,809	$30,487

Lifeward Ltd. And subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2025	2024

Net Cash used in operating activities	$(5,493)	$(7,673)

Net Cash used in investing activities	(5)	-

Net Cash provided by financing activities	4,471	-

Effect of Exchange rate changes on Cash, Cash Equivalents and Restricted Cash	7	(15)
Decrease in cash, cash equivalents, and restricted cash	(1,020)	(7,688)
Cash, cash equivalents, and restricted cash at beginning of period	7,108	28,792
Cash, cash equivalents, and restricted cash at end of period	$6,088	$21,104

Lifeward Ltd. And subsidiaries
(Unaudited)
(In thousand)

	Three Months Ended
	March 31,
	2025	2024

Revenues based on customer’s location:
United States	3,209	3,747
Europe	1,336	1,169
Asia - Pacific	42	180
Rest of the world	447	187
Total Revenues	$5,034	$5,283

	Three Months Ended
	March 31,
Dollars in thousands, except per share data	2025	2024

GAAP net loss	$(4,834)	$(6,276)
Adjustments:
Amortization of intangible assets	-	831
M&A transaction	-	(467)
Integration/Rebranding costs	-	236
Remeasurement of earnout liability	-	(4)
Stock-based compensation expenses	220	381

Non-GAAP net loss	$(4,614)	$(5,299)

Shares used in net loss per share	10,486,151	8,590,088

Non-GAAP net loss per share	$(0.44)	$(0.62)

	Three Months Ended
	March 31,		March 31,
	2025		2024
Dollars in thousands	$	% of revenue	$	% of revenue

GAAP operating loss	$(4,853)	(96.4)%	$(6,502)	(123.1)%

Amortization of intangible assets	-	-	831	15.7%
M&A transaction	-	-	(467)	(8.8)%
Integration/Rebranding costs	-	-	236	4.5%
Remeasurement of earnout liability	-	-	(4)	(0.1)%
Stock-based compensation expenses	220	4.4%	381	7.2%

Non-GAAP operating loss	$(4,633)	(92.0)%	$(5,525)	(104.6)%

	Three Months Ended
	March 31,		March 31,
	2025		2024
Dollars in thousands	$	% of revenue	$	% of revenue

GAAP gross profit	$2,122	42.2%	$1,395	26.4%
Adjustments:
Amortization of intangible assets	-	-	383	7.2%
Stock-based compensation expenses	3	0.0%	4	0.1%

Non-GAAP gross profit	$2,125	42.2%	$1,782	33.7%

	Three Months Ended
	March 31,		March 31,
	2025		2024
Dollars in thousands	$	% of revenue	$	% of revenue

GAAP research & development	$918	18.2%	$1,291	24.4%
Adjustments:
Stock-based compensation expenses	(36)	(0.7)%	(46)	(0.9)%

Non-GAAP research & development	$882	17.5%	$1,245	23.5%

	Three Months Ended
	March 31,		March 31,
	2025		2024
Dollars in thousands	$	% of revenue	$	% of revenue

GAAP sales & marketing	$3,837	76.2%	$5,014	94.9%
Adjustments:
Amortization of intangible assets	-	-	(382)	(7.2)%
Integration/Rebranding costs	-	-	(193)	(3.7)%
Stock-based compensation expenses	(82)	(1.6)%	(111)	(2.1)%

Non-GAAP sales & marketing	$3,755	74.6%	$4,328	81.9%

	Three Months Ended
	March 31,		March 31,
	2025		2024
Dollars in thousands	$	% of revenue	$	% of revenue

GAAP general & administrative	$2,220	44.1%	$1,592	30.1%
Adjustments:
M&A transaction	-	-	467	8.8%
Amortization of intangible assets	-	-	(66)	(1.2)%
Integration/Rebranding costs	-	-	(43)	(0.8)%
Remeasurement of earnout liability	-	-	4	0.1%
Stock-based compensation expenses	(99)	(2.0)%	(220)	(4.2)%

Non-GAAP general & administrative	$2,121	42.1%	$1,734	32.8%